                                   EXHIBIT 1
                                   ---------


                      CONVERTIBLE SECURED PROMISSORY NOTE
                              PURCHASE AGREEMENT

     This Convertible Secured Promissory Note Purchase Agreement (the "Agreement") is made as of November 5, 1999, by and among Applied Voice Recognition, Inc., a Delaware corporation doing business as e-DOCS.net (the "Company"), and Lernout & Hauspie Speech Products, N.V., a company organized under the laws of Belgium (the "Investor").

                                    RECITALS

     WHEREAS, the Investor desires to purchase from the Company, and the Company desires to issue to the Investor, a Convertible Secured Promissory Note in the aggregate principal amount of Two Million Dollars ($2,000,000) in the form of Exhibit A attached hereto (the "Note").
---------

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Purchase and Sale of Note.
         -------------------------

         1.1  Sale and Issuance of Note.  Subject to the terms and conditions of
              -------------------------
this Agreement, the Investor agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Investor at the Closing, the Note, at a price equal to 100% of the principal amount thereof, less the fees and expenses of Investor's counsel pursuant to Section 6.8 hereof (the "Purchase Price"). At the option of the Investor, the Investor may loan to the Company additional monies in the amount of up to Two Million Dollars ($2,000,000) to be used in connection with acquisitions by the Company. Any such additional loan shall be made under substantially the same conditions as the loan described herein, and in the event Investor makes such loan, the Company shall execute an additional promissory note in the principal amount of such additional loan, such note to be in substantially the same form as the Note.

         1.2 Closing. The purchase and sale of the Note shall take place at the
             -------
offices of Boyar, Simon & Miller, 4265 San Felipe, Suite 1200, Houston, Texas at 2 p.m. on November 5, 1999, or at such other time and place as the Company and the Investor shall mutually agree in writing (which time and place are designated as the "Closing").

         1.3 Form of Payment and Wire Instructions; Escrow. The Investor shall
             ---------------------------------------------
pay the Purchase Price by delivering good funds in United States Dollars by wire transfer to Brown Rudnick Freed & Gesmer, special counsel to the Investor ("Brown Rudnick"), as Escrow

Agent, in escrow against delivery of the Note as payment in full for the Note (the "Escrow"). The wire instructions for Brown Rudnick are as follows:

BANK:                                FLEET PRIVATE BANKING
ABA:                                 011000138
SWIFT CODE:                          FLTBUS3B (For international wires only)
CITY:                                HARTFORD
STATE:                               CONNECTICUT
ACCOUNT#:                            0066502267
ACCOUNT NAME:                        BROWN, RUDNICK, FREED & GESMER,
                                     CLIENT TRUST FUND 019740
BRF&G ATTORNEY NAME:                 JAMES E. ROSENBLUTH

The Escrow Agent shall deliver to the Company by wire transfer the Purchase Price at the closing. The wire instructions for the Company are as follows:

BANK:                                SOUTHWEST BANK OF TEXAS N.A.
ABA:                                 113011258
SWIFT CODE:                          SWBKUS44
CITY:                                HOUSTON
STATE:                               TEXAS
ACCOUNT#:                            332698
ACCOUNT NAME:                        APPLIED VOICE RECOGNITION, INC.
                                     DBA E-DOCS.NET

Upon the receipt of the Purchase Price by the Company and the delivery of the Note pursuant to this Section 1.3, the Escrow shall terminate and the Escrow Agent shall have no further obligation or liability whatsoever with respect to the Escrow.

         1.4  Security Agreements.  The repayment of the Note shall be secured
              -------------------
by (i) a Security Agreement between the Company and Investor in the form attached hereto as Exhibit B (the "Security Agreement") , (ii) a Copyright
                   ------------------------------------
Security Agreement between the Company and Investor in the form attached hereto as Exhibit C (the "Copyright Security Agreement"), (iii) a Trademark Security
   ---------
Agreement in the form attached hereto as Exhibit D (the "Trademark Security
                                         ---------
Agreement"), (iv) a Patent Security Agreement in the form attached hereto as Exhibit E (the "Patent Security Agreement"), and (v) a Pledge Agreement in the
---------
form attached hereto as Exhibit F (the "Pledge Agreement," and together with the
                        ---------
Security Agreement, the Copyright Security Agreement, the Trademark Security Agreement and the Patent Security Agreement, the "Security Agreements", all of which Security Agreements are of even date herewith).

         1.5  Prepayment.  All or a portion of the Note may be prepaid at any
              ----------
time without penalty following thirty (30) days' prior written notice to Investor. The minimum amount that can be prepaid under the Note shall be Two Hundred Fifty Thousand Dollars ($250,000).

     2.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to and for the benefit of the Investor, with knowledge that the Investor is relying thereon in entering into this Agreement and purchasing the Note from the Company, that the following are true and correct:

         2.1  Organization, Good Standing and Qualification.  The Company is a
              ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operation of its business or properties.

         2.2 Subsidiaries and Investments. Attached as Schedule 2.2 is a true
             ----------------------------              ------------
and complete list of the Company's subsidiaries (the "Subsidiaries") and investments in other corporations and business organizations. Except as set forth on Schedule 2.2 hereto, the Company has no subsidiaries, nor any
         -------------------
investments in any other corporation or business organization.

         2.3  Authorization of Transaction.
              ----------------------------

              a. The execution and delivery by the Company of this Agreement and the Security Agreements, the issuance, sale and delivery of the Note, the issuance and delivery of the shares of common stock of the Company issuable upon the conversion of the Note (the "Conversion Shares") and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action.

              b. The Note has been duly authorized and, when issued in accordance with this Agreement, will be validly issued with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Security Agreements. The issuance, sale and delivery of the Note is not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

              c. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Note and the Security Agreements, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

         2.4  Valid Issuance of Common Stock.  The Conversion Shares have been
              ------------------------------
or will be duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Note shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Conversion Shares pursuant to this Agreement. The Company and the Investor hereby acknowledge that as of the date of execution of this Agreement, the reservation of the Conversion Shares hereunder, when aggregated with all other shares of unissued common stock reserved for issuance upon conversion of the Company's other securities, exceeds the total number of shares of common stock of the Company authorized under the Company's Certificate of Incorporation. At such time as Investor elects to convert the Note in accordance with the terms thereof, the Company will use its commercially reasonable best efforts to cause the amount of its authorized capital stock to be sufficient to allow the issuance of the Conversion Shares to the Investor.

         2.5  Governmental Consents.  No consent, approval, order or
              ---------------------
authorization of, or registration, qualification, designation, declaration or
                                                  -----------
filing with, any Federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for such filings as may be required by applicable Federal and state securities laws.

         2.6  Compliance with Other Instruments.  Except as set forth on
              ---------------------------------
Schedule 2.6, the Company is not in violation of any provisions of its
------------
Certificate of Incorporation or Bylaws or in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company or otherwise in breach of any of the terms or conditions of any contract or agreement which breach, either individually or in the aggregate could reasonably be expected to have a materially adverse effect on the business, properties, financial condition or results of operations of the Company. To the Company's knowledge, no other party to any of its material contracts or agreements is in material default under any such contract or agreement. The execution, delivery and performance of this Agreement, the Security Agreements and the Note, and the consummation of the transactions contemplated hereby and thereby shall not result in any such material violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         2.7  Disclosure.  The Company has fully provided the Investor with all
              ----------
the material information which the Investor has requested for deciding whether to purchase the Note and all material information which the Company believes is reasonably necessary to enable the Investor to make such decision. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein not misleading.

         2.8  Title to Properties.  Except as set forth on Schedule 2.8, the
              -------------------                          ------------
Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, restrictions or encumbrances. Except as set forth on Schedule 2.8, all machinery and equipment included in such properties that is
   ------------
necessary to the business of the Company is located at the Company's offices in Texas and is in good condition and repair, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The

Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, the violation of which, singly or in the aggregate, could have a materially adverse affect on the business or financial condition of the Company, nor has it received any notice of violation with which it has not complied.

         2.9  Intellectual Property.  Set forth in Schedule 2.9 is a true and
              ---------------------                ------------
complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, and copyrights presently owned or held by the Company, and any material license or right to any of the foregoing. The Company owns or possesses, or can obtain by payment of royalties which shall not materially adversely affect the business of the Company, all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, or rights or licenses to the foregoing, reasonably necessary to the conduct of their business as presently conducted or proposed to be conducted. Except as disclosed in Schedule 2.9, to the best of its
                                      ------------
knowledge, the business of the Company as presently conducted or as proposed to be conducted does not and shall not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person. The Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists and processes required for or incident to its products, and the Company is not using any confidential information or trade secrets of any former employer of any of its past or present employees.

         2.10  Litigation.  Except as provided on Schedule 2.10, there is no
               ----------                         -------------
litigation pending or, to the knowledge of the Company, threatened against the Company and there are no outstanding court orders, court decrees, or court stipulations to which the Company is a party which question this Agreement or affect the transactions contemplated hereby, or which shall or could result in any materially adverse change in the business, properties, operations, prospects, assets or in the condition, financial or otherwise, of the Company.

         2.11  Insurance.  The Company maintains valid policies of insurance
               ---------
with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations with established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

          2.12  Taxes.  Except as set forth on Schedule 2.12, the Company has
                -----                          -------------
duly and timely filed, or has timely applied for and received extensions with respect to, all Federal, state, local, and foreign, government income, excise, gross receipts and franchise tax returns, real estate and personal property tax returns, sales and use tax returns, employee tax and contribution returns and all other tax returns, reports and declarations, or estimated taxes required to be filed by them, with respect to all applicable taxes (the "Tax Returns") including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes, severance, stamp, occupation, and windfall taxes, of every kind, character or description imposed by any governmental or quasi-governmental authority (domestic or foreign), and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or assessments ("Taxes"). All of the Tax Returns are complete and correct in all respects. All Taxes shown to be due on such Tax Returns have been paid or are being contested in good faith by the Company and such contest is being diligently pursued.

     3.  Representations and Warranties of the Investor.  The Investor hereby
         ----------------------------------------------
represents and warrants to and for the benefit of the Company, with knowledge that the Company is relying thereon in entering into this Agreement and issuing the Note to the Investor, as follows:

         3.1  Purchase Entirely for Own Account.  By the Investor's execution of
              ---------------------------------
this Agreement, the Investor hereby confirms that the Note to be received by the Investor and the Common Stock issuable upon conversion of the Note (collectively, the "Securities") shall be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Investor represents that it has full power and authority to enter into this Agreement.

         3.2 Investment Experience. The Investor is an investor in securities of
             ---------------------
companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         3.3  Accredited Investor. The Investor is an "accredited investor"
              -------------------
within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as now in effect.

         3.4 Restricted Securities. The Investor understands that the Securities
             ---------------------
it is and shall be purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

         3.5  Legends. The Investor understands that the certificates evidencing
              -------
the Securities may bear one or all of the following legends:

              (a) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state of the United States. The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable state laws, or pursuant to an exemption from registration under the

Act and qualification under applicable state laws, the availability of which is to be established to the reasonable satisfaction of the Company.

              (b) Any legend required by the laws of the states of Delaware.

              (c) Any legend required to be placed on the Securities purchased by Investor in any future sale or offering of any Securities.

              (d) A legend memorializing Section 4.2 below.

     4.  Covenants of the Investor.  The Investor covenants and agrees with the
         -------------------------
Company that it will perform and observe the following covenants and provisions:

         4.1  Restrictions on Disposition.  Without in any way limiting the
              ---------------------------
representations set forth in Section 3 above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4, and in addition thereto, one of the following conditions is satisfied:

         (a)  Securities Registered.  There is then in effect a registration
              ---------------------
statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

         (b)  Registration Not Required. The Investor shall have (a) notified
              -------------------------
the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (b) if reasonably requested by the company, furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act; provided, however, that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

     5.  Covenants of the Company.  The Company covenants and agrees with the
         ------------------------
Investor that it will perform and observe the following covenants and provisions:

         5.1  Maintenance of Corporate Existence.  Unless otherwise determined
              ----------------------------------
by the Board of Directors of the Company, each of the Company and its Subsidiaries will preserve, renew and keep in full force and effect, its corporate existence, qualification in requisite jurisdictions and rights and privileges necessary or desirable in the normal conduct of its business.

         5.2  Restrictive Agreements Prohibited.  The Company shall not become
              ---------------------------------
a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Note, or the Security Agreements.

         5.3  Compliance with Laws.  The Company shall comply with all
              --------------------
applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         5.4  Rights and Franchises.  The Company will keep in full force and
              ---------------------
effect all patents, copyrights, trademarks, service marks, tradenames and all franchises, rights and licenses, with respect to the foregoing or otherwise referred to in Section 2.9 hereof, now held by it and that are useful in or valuable to the business of Company.

         5.5  Use of Proceeds.  The Company will use the proceeds of the sale
              ---------------
of the Note for general working capital purposes.

         5.6  Investor's Right to Designate Director upon Event of Default.
              ------------------------------------------------------------
Upon the occurrence of an Event of Default, the Company shall use its commercially reasonable best efforts to cause a designee of the Investor to be elected to the Board of Directors of the Company. Such director shall not be entitled to any compensation in connection with his or her service as a director of the Company. Investor acknowledges and agrees that upon cure of the Event of Default (to the extent such Event of Default may be cured under the terms of the Note), Investor's designee shall resign from the Board of Directors and Investor shall have no further right to designate a director (except in the event of the occurrence of subsequent Events of Default, in each of which such cases Investor shall be entitled to designate a director pursuant to this Section 5.6).

         5.7  Rule 144.  So long as the Company is subject to the reporting
              --------
requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will comply with the current public information requirements of Rule 144(c)(1) under the Securities Act of 1933, as amended ("Rule 144") and at all such times as Rule 144 is available for use by the Investor, the Company will furnish the Investor upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

         5.8  Registration Rights.  As soon as practicable after the Closing
              -------------------
but in no event later than twenty (20) days thereafter, the Company shall grant to the Investor registration rights for the registration of the Conversion Shares with the Securities Exchange Commission pursuant to a Registration Rights Agreement containing terms not less favorable (in the reasonable judgment of Investor) than the terms contained in any Registration Rights Agreement between the Company and any other investor as of the date of such grant.

         5.9  Certificate of Designations.  The Company shall cause the
              ---------------------------
Certificate of Designations, Preferences, Rights and Limitations of Series F Preferred Stock of Applied Voice Recognition, Inc. in the form attached hereto as Exhibit G to be duly authorized by the Board of Directors and filed with the
   ---------
Secretary of State of Delaware as soon as practicable but in no event later than twenty (20) days after the date hereof.

         5.10  Further Assurances.  The Company, at its expense, will promptly
               ------------------
execute and deliver promptly to the Investor upon request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

6.  General Provisions.
    ------------------

     6.1  Construction.  This Agreement shall be governed, construed and
          ------------
enforced in accordance with the internal laws of the State of Texas, without giving effect to its conflicts of laws or principles.

     6.2  Entire Agreement.  This Agreement, together with the schedules,
          ----------------
agreements and documents referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings.

     6.3  Notices.  All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

     If to the Company, to:

     Applied Voice Recognition, Inc.
     4615 Post Oak Place
     Suite 111
     Houston, Texas  77027
     Attention:  Richard A. Cabrera
     Telephone:  (713) 621-5678
     Facsimile:   (713) 621-5870

     If to the Investor, to:

     Lernout & Hauspie Speech Products, N.V.
     Sint-Krispijinstraat 7
     8900 Ieper
     Belgium
     Attention:  Carl Dammekens
     Telephone:  (32) 75442444
     Facsimile:   (32) 75205002

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         6.4  Successors and Assigns.  This Agreement, and the rights and
              ----------------------
obligations of each of the parties hereunder, may be assigned by the Investor to any affiliate of the Investor and to not more than five (5) non-affiliates of the Investor without the prior written consent of the Company. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

         6.5  Severability. If any term, covenant or condition of this Agreement
              ------------
is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and the term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         6.6  Modification.  Any term of this Agreement may be amended and the
              ------------
observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon all parties to this agreement, including, without limitation, any holder who may not have executed such amendment or waiver, and each future holder of any equity security into which the Note is convertible.

         6.7  Attorney's Fees. If any action or law or in equity is necessary to
              ---------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         6.8  Counsel to the Investor.  The Company agrees to pay the reasonable
              -----------------------
legal fees and expenses of Brown Rudnick, in an amount not to exceed $15,000, plus expenses. Such fees shall be withheld from the Closing pursuant to Section
1.3 hereof and Brown Rudnick, shall provide the Company with a bill for such services within thirty (30) days of the Closing.

         6.9  Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above.

COMPANY:
-------


APPLIED VOICE RECOGNITION, INC.,
a Delaware corporation, d/b/a e-DOCS.net


By: /s/ Richard A. Cabrera
    --------------------------------------------
    Richard A. Cabrera, Chief Financial Officer


Address:
4615 Post Oak Place
Suite 111
Houston, TX 77027


INVESTOR:
--------

Lernout & Hauspie Speech Products, N.V.


By:    /s/ Carl Dammekens
       -----------------------------------------
Name:  Carl Dammekens
       -----------------------------------------
Title: Senior Vice President of Finance
       -----------------------------------------

Address:
Sint-Krispijinstraat 7
8900 Ieper
Belgium



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             CONVERTIBLE SECURED PROMISSORY NOTE PURCHASE AGREEMENT

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